Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders of
Stereo Live, LLC
Houston, TX

We have audited the accompanying balance sheets of Stereo Live, LLC (the "Company") as of December 31, 2011 and 2010 and the related statements of operations, shareholders' equity, and cash flows for the years ended December 31, 2011 and 2010. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Stereo Live, LLC as of December 31, 2011 and 2010, and the results of its operations and its cash flows for the years ended December 31, 2011 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Hood & Associates, CPAs, P.C.

Hood & Associates, CPAs, P.C.
Certified Public Accountants

Tulsa, Oklahoma
July 23, 2012

STEREO LIVE, LLC
BALANCE SHEETS

	December 31,	December 31,
	2011	2010
ASSETS
Current assets:
Cash	$12,103	$--
Inventory	11,387	--
Total current assets	23,490	--

Other assets
Software net of amortization of $14,690 and $12,075, respectively	1,310	3,925
Value of license net of amortization of $13,400	6,700	13,400
Total assets	$31,500	$17,325

LIABILITIES AND CAPITAL (DEFICIT)

Current liabilities:
Bank overdraft	$--	$1,684
Accounts payable	10,484	--
Taxes payable	2,237	--
Notes payable – related parties	131,000	--
Settlement on pending suit	15,000	--
Total current liabilities	158,721	--

Total liabilities	158,721	--

Capital
Partner contribution	188,951	188,951
Accumulated deficit	(316,172)	(173,310)
Total capital (deficit)	(127,221)	15,641
Total liabilities and capital (deficit)	$31,500	$17,325

The accompanying notes are an integral part of these audited financial statements

STEREO LIVE, LLC
STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31,

	2011	2010

Revenue	$866,572	$636,250
Direct costs	168,936	175,897
Gross profit	697,636	460,353

Operating expenses:
Depreciation and amortization	11,648	14,611
General and administrative expenses	808,850	594,570
Loss from operations	(122,862)	(148,828)

Other income(expense)
Settlement on pending suit	(20,000)	--

Net loss	$(142,862)	$(148,828)

The accompanying notes are an integral part of these audited financial statements

STEREO LIVE, LLC
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31,

	2011	2010
Cash flow from operating activities
Net income (loss)	$(142,862)	$(142,128)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation and amortization	2,615	2,775
Settlement on pending litigation	15,000	--
Increase (decrease) in liabilities:
Inventory	(11,387)	--
Accounts payable	10,484	--
Accrued liabilities	2,237	--
Net cash flow used in operating activities	(117,213)	(139,353)

Cash flow from financing activities:
Bank overdraft	(1,684)	1,684
Notes payable – related party	131,000	--
Proceeds from partners	--	110,723
Net cash provided by financing activities	129,316	112,407

Net increase(decrease( in cash	12,103	(33,646)
Cash - beginning of the period	--	33,646
Cash - end of the period	$12,103	$--

SUPPLEMENTAL DISCLOSURES:
Interest paid	--	--
Income tax paid	--	--

The accompanying notes are an integral part of these audited financial statements

STEREO LIVE, LLC
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

NOTE 1 – ORGANIZATION

Stereo Live, LLC (“Company”) was formed on November 30, 2009 as a Texas Limited Liability Company.

The Company acquired 6400 Beverage, LLC from the Chapter 7 bankruptcy of Planeta Bar Rio in Houston Texas. 6400 Beverage, LLC is the beverage license holder for the location of the venue. The Company promotes musical shows that attract the younger generation of music lovers. It is a young venue at the known 6400 Richmond address which has been upgraded plus numerous changes have been made to the location to improve the venue. The venue is available to rent for many different kinds of events, such as corporate events, fashion shows, dance competitions, hip hop shows, charity events, rock concerts, and themed parties.

NOTE 2- GOING CONCERN CONSIDERATIONS

As shown in the accompanying financial statements, the Company has incurred a net loss of $142,862 for year ended December 31, 2011.  As of December 31, 2011, the Company reported an accumulated deficit of $316,172. The Company’s ability to generate net income and positive cash flows is dependent on the ability to grow its operating entity as well as the ability to raise additional capital.  Management is following strategic plans to accomplish these objectives, but success is not guaranteed. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

NOTE 3- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying audited financial statements of Stereo Live, LLC have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for years presented have been reflected herein.

Estimates and Assumptions

Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles.  Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.  Actual results could vary from the estimates that were assumed in preparing these financial statements.

Statement of Cash Flows

For the purposes of the statement of cash flows, the Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.

Revenue Recognition

Revenue is recognized upon completion of the service and sale of the product and or completion of the program.

Advertising Costs

Advertising is recognized and expensed when incurred. The amounts of advertising costs expensed for the years ended December 31, 2011 and 2010 were immaterial to the financial statements.

Fair Value of Financial Instruments

The Company's financial instruments consist of cash, marketable securities and debt. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these consolidated financial statements.

NOTE 4 - RECENT ACCOUNTING PRONOUNCEMENTS

The Company does not expect the adoption of any recently issued accounting pronouncements to have a significant impact on their financial position, results of operations or cash flows.

NOTE 5 - NOTE PAYABLE-RELATED PARTY

During the year ended December 31, 2011 the Company received $131,000 from Night Culture a related party.  The funds are due on demand and bear no interest. The partners of the Company are controlling shareholders of NightCulture.

NOTE 6 - EQUITY

During the year ended December 31 2010 the two partners contributed $188,951 to the Company as equity. The contribution was contributed in the form of cash paid by the partners for rent and other operating expenses.

NOTE 7 – INVENTORY

The Company maintains an inventory of beverages that are served to customers at the venue. The inventory consists of various beverages including beers, wines and spirits which are sold by the individual drink.  Inventory is counted and priced at cost with the first inventory received being the first inventory priced for cost of goods sold.

NOTE 8 –SOFTWARE

The Company owns a restaurant management software system. The system is used in its day to day business for recording sales and managing the clients orders.  The Company has determined the useful life of the software to be three years. The original cost of the software was $16,000.  AS of December 31, 2011 the value of the software was $1,310 net of amortization of $14,690.

NOTE 9 – LICENSE

The Company purchased the beverage license for its present location in December 2009.  The license is granted for the location but require renewal every three years.  The purchase price for the license was $20,100. The Company elected to amortize the license over three years. AS of December 31, 2011 the license value, net of amortization of $13,400 was $6,700

NOTE 10– COMMENTMENTS AND CONTINGENCIES

In October 2011 the Company settled a pending injury suit that was pending in the subsidiary 6400 Beverage, LLC that was purchased through the bankruptcy.  Under the terms of the settlement the Company agreed to pay the plaintiff $20,000 in installments of $5,000 each month for release of all claims against 6400 Beverage, LLC.  The Company treated the liability as other expense incurring the expense as time of settlement.

NOTE 11– SUBSEQUENT EVENTS

On May 21, 2012, the Company entered into an agreement with NightCulture, LLC whereby the owners contributed 100% ownership interest in the Company in exchange for the issuance by NightCulture of one share of stock to each of the owners and the agreement to indemnify the owners against any obligations of the Company that may have been guaranteed by the owners of the Company. The Company owners are principal shareholders of Night Culture. NightCulture advanced the Company an additional $20,500 since December 31, 2011 so at the time of the acquisition, the Company was indebted to the NightCulture in the amount of $151,500.

On June 13, 2012 the Company paid the last installment of the injury claim settled for 6400 Beverage, LLC. The payment was the final payment under the terms of the agreement and released 6400 Beverage, LLC and the Company having satisfied the settlement as agreed upon.

Management has reviewed subsequent events through July 23, 2012, the date the financial statements were available for issuance and determined there are no other events to report.